EXHIBIT (8)(t)(9)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

(HUNTINGTON)

SCHEDULE A

Revised September 1, 2013

Separate Accounts:

Retirement Builder Variable Annuity Account

Separate Account VA B

Contracts:

Huntington Allstar Select

Huntington LandmarkSM

Applicable Funds:

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

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